UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 30, 2007

AMERICAN PACIFIC CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8137 (Commission File Number)	59-6490478 (IRS Employer Identification No.)

3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
Registrant’s telephone number, including area code: (702) 735-2200

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement
     On January 30, 2007 and in connection with the proposed private placement described in Item 7.01 of this Current Report on Form 8-K, American Pacific Corporation, a Delaware corporation (the “Company”), certain of its subsidiaries (the “Guarantors”) and Wachovia Capital Markets, LLC (the “Initial Purchaser”), entered into a purchase agreement (the “Purchase Agreement”) pursuant to which the Initial Purchaser will, subject to the terms and conditions thereof, purchase the Notes (as defined below) from the Company. The Purchase Agreement contains customary representations and warranties of the Company, the Guarantors and the Initial Purchaser. The Company and the Guarantors have agreed in the Purchase Agreement to indemnity the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes is expected to close on February 6, 2007, subject to customary closing conditions.
     The Initial Purchaser and its affiliates have provided in the past and may provide in the future, investment banking, commercial lending and financial advisory services to the Company and its affiliates. The Initial Purchaser was the sole lead arranger and sole book runner on the Company’s $75.0 million first lien credit facility and $20.0 million second lien credit facility. The Company expects that the first lien credit facility will be refinanced and the second lien credit facility will be re-paid in full in connection with the offering of the Notes. In addition, Wachovia Bank, National Association, an affiliate of the Initial Purchaser, acted as administrative agent under each of the credit facilities, for which it received customary fees. In addition, the Initial Purchaser will be a lead arranger for the Company’s amended and restated $20.0 million revolver credit facility, and Wachovia Bank, National Association will be a lender and will act as administrative agent thereunder. The Initial Purchaser and Wachovia Bank, National Association will receive customary fees for their services in such capacities.
Item 7.01   Regulation FD Disclosure.
     On January 30, 2007, the Company issued a press release announcing the pricing of its proposed private placement of $110.0 million aggregate principal amount of 9.0% Senior Notes due 2015 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information in this Current Report on Form 8-K (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.
     The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01   Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated January 30, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: January 30, 2007	By:	/s/ John R. Gibson
John R. Gibson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 30, 2007